Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of National Interstate Corporation, an Ohio corporation, which proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended December 31, 2007 pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitutes and appoints David W. Michelson and Julie A. McGraw, their true and lawful attorneys-in-fact, as agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such Annual Report on Form 10-K with all exhibits thereto and other documents in connection therewith and (ii) any and all amendments and supplements thereto, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ ALAN R. SPACHMAN Alan R. Spachman	Chairman of the Board	03/07/08

/s/ JOSEPH E. CONSOLINO Joseph E. Consolino	Director	03/07/08

/s/ THEODORE H. ELLIOTT, JR. Theodore H. Elliott, Jr.	Director	03/07/08

/s/ GARY J. GRUBER Gary J. Gruber	Director	03/07/08

/s/ KEITH A. JENSEN Keith A. Jensen	Director	03/07/08

/s/ JAMES C. KENNEDY James C. Kennedy	Director	03/07/08

/s/ DONALD D. LARSON Donald D. Larson	Director	03/07/08

/s/ JOEL SCHIAVONE Joel Schiavone	Director	03/07/08